UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 9, 2021

CB FINANCIAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Commission file number: 001-36706

Pennsylvania	51-0534721
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 N. Market Street,	Carmichaels,	PA	15320
(Address of principal executive offices)			(Zip code)

(724)	966-5041
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common stock, par value $0.4167 per share	CBFV	The Nasdaq Stock Market, LLC
(Title of each class)	(Trading symbol)	(Name of each exchange on which registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standard provided pursuant to Section 13(a) of the Exchange
Act.  ☐

Item 1.01.    Entry into a Material Definitive Agreement.

On December 9, 2021, CB Financial Services, Inc. (the “Company”) entered into Subordinated Note Purchase Agreements (each an “Agreement”) with certain qualified institutional buyers and accredited institutional investors (the “Purchasers”) pursuant to which the Company issued to the Purchasers the Company’s 3.875% Fixed-to-Floating Rate Subordinated Notes due 2031, in the aggregate principal amount of $15.0 million (the “Notes”). The Notes were offered and sold in a private placement in reliance on the exemptions from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated under the Securities Act.

The Company intends to use the net proceeds from the issuance of the Notes for general corporate purposes, including to fund repurchases of its outstanding shares of common stock.

The Notes, which mature on December 15, 2031, bear interest at a fixed rate of 3.875% per annum for the period up to but excluding December 15, 2026 (the “Fixed Interest Rate Period”). From and including December 15, 2026 and until maturity or earlier redemption (the “Floating Interest Rate Period”), the interest rate will adjust to a floating rate based on the then current secured overnight financing rate (SOFR), plus a margin of 280 basis points. The Company will pay interest in arrears semi-annually during the Fixed Interest Rate Period and quarterly in arrears during the Floating Interest Rate Period. The Notes constitute unsecured and subordinated obligations of the Company and rank junior in right of payment to any senior indebtedness and obligations to general and secured creditors. Subject to limited exceptions, the Company cannot redeem the Notes before December 15, 2026. The Agreements and Notes contain customary subordination provisions and events of default.

The foregoing description of the Agreements and the Notes does not purport to be complete and is qualified in its entirety by reference to the form of the Agreement and the form of Note (which is an exhibit to the Agreement), which are filed hereto as Exhibit 10.1 and are incorporated by reference into this Item 1.01.
Item 2.03.    Creation of a Direct Financing Obligation or an Obligation Under an Off-Balance Sheet
Arrangement of a Registrant

The disclosure under Item 1.01 is incorporated by reference into this Item 2.03.

Item 8.01.    Other Events.

On December 10, 2021, the Company issued a press release to announce the closing of the Notes offering. A copy of the press release is filed hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Item 9.01.    Financial Statements and Exhibits.

(a)Not applicable.

(b)Not applicable.

(c)Not applicable.

(d)Exhibits

10.1    Subordinated Note Purchase Agreement
99.1    Press Release dated December 10, 2021
104    Cover Page Interactive Data File (embedded in Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CB FINANCIAL SERVICES, INC.

Date: December 9, 2021	By:	/s/ John H. Montgomery
John H. Montgomery
President and Chief Executive Officer

3